UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): August 22, 2012

Calamos Asset Management, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-51003	32-0122554
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

2020 Calamos Court
Naperville, Illinois	60563
(Address of Principal Executive Offices)	(Zip Code)

REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE: (630) 245-7200

Not Applicable
(Former Name and Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Director of Certain Officers: Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
Exhibit Index
Press Release

 Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On and effective August 22, 2012, the Board of Directors of Calamos Asset Management, Inc. (“Corporation”) appointed William N. Shiebler and Keith Schappert as independent Directors.  Messrs. Shiebler and Schappert were also appointed to the Audit Committee, Compensation Committee and the Nominating and Corporate Governance Committee.

The Corporation compensates its independent Directors with an annual retainer of $50,000 (payable quarterly) and a meeting attendance fee of $2,500 for each Board meeting attended in person and $1,500 for each Board meeting attended telephonically.  In addition, there is an annual supplemental retainer of $50,000 (payable quarterly) for the Lead Independent Director, $10,000 (payable quarterly) for the Audit Committee Chairperson and $5,000 each (payable quarterly) for the Chairpersons of the Compensation Committee and the Nominating and Corporate Governance Committee.  The meeting attendance fee for the Audit Committee is $1,250 per committee meeting and $1,000 per committee meeting for each of the Compensation Committee and the Nominating and Corporate Governance Committee.  Independent Directors may be granted equity awards pursuant to the Corporation’s incentive compensation plan.  The Corporation reimburses all Directors for reasonable and necessary expenses incurred in performing their duties as Directors.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1 Press release issued by the Corporation on August 28, 2012.

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 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALAMOS ASSET MANAGEMENT, INC.

Date: August 28, 2012	By:	/s/ J. Christopher Jackson

J. Christopher Jackson
Senior Vice President, General Counsel and Secretary

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 Exhibit Index

Exhibit Number	Description
99.1	August 28, 2012 press release issued by the Corporation announcing appointment of two new independent Directors.